EXHIBIT 10.4
                              INNKEEPERS USA TRUST

                            1994 SHARE INCENTIVE PLAN
















                           AMENDED AND RESTATED AS OF
                                FEBRUARY 3, 1997












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                                TABLE OF CONTENTS

ARTICLE I              DEFINITIONS

         1.01.         Acquiring Person...........................  1
         1.02.         Administrator..............................  1
         1.03.         Affiliate..................................  1
         1.04.         Agreement..................................  1
         1.05.         Associate..................................  1
         1.06.         Board......................................  1
         1.07.         Cause......................................  2
         1.08.         Change of Control..........................  2
         1.09.         Code.......................................  3
         1.10.         Committee..................................  3
         1.11.         Company....................................  3
         1.12.         Continuing Trustee.........................  3
         1.13.         Control Affiliate..........................  3
         1.14.         Control Change Date........................  3
         1.15.         Corresponding SAR..........................  3
         1.16.         Disability.................................  3
         1.17.         Dividend Equivalent Right Performance
                          Measures................................  4
         1.18.         Dividend Equivalent Right Performance
                          Period..................................  4
         1.19.         Exchange Act...............................  5
         1.20.         Fair Market Value..........................  5
         1.21.         Incentive Award............................  5
         1.22.         Initial Value..............................  5
         1.23.         Option.....................................  5
         1.24.         Participant................................  5
         1.25.         Performance Award..........................  6
         1.26.         Performance Shares.........................  6
         1.27.         Person.....................................  7
         1.28.         Plan.......................................  7
         1.29.         Related Entity.............................  7
         1.30.         SAR........................................  7
         1.31.         Share Award................................  8
         1.32.         Shares.....................................  8

ARTICLE II             PURPOSES...................................  8

ARTICLE III            ADMINISTRATION

ARTICLE IV             ELIGIBILITY................................ 10




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ARTICLE V              SHARES SUBJECT TO PLAN

         5.01.         Shares Issued.............................. 11
         5.02.         Aggregate Limit............................ 11
         5.03.         Reallocation of Shares..................... 11

ARTICLE VI             OPTIONS

         6.01.         Award...................................... 12
         6.02.         Option Price............................... 12
         6.03.         Maximum Option Period...................... 12
         6.04.         Nontransferability......................... 13
         6.05.         Transferable Options....................... 13
         6.06.         Employee Status............................ 14
         6.07.         Exercise................................... 14
         6.08.         Payment.................................... 15
         6.09.         Performance Awards......................... 15
         6.10.         Change of Control.......................... 15
         6.11.         Shareholder Rights......................... 15
         6.12.         Disposition of Shares...................... 15

ARTICLE VII            SARS

         7.01.         Award...................................... 16
         7.02.         Maximum SAR Period......................... 16
         7.03.         Nontransferability......................... 17
         7.04.         Transferable SARs.......................... 17
         7.05.         Exercise................................... 17
         7.06          Change of Control.......................... 18
         7.07.         Employee Status............................ 18
         7.08.         Settlement................................. 18
         7.09.         Shareholder Rights......................... 19

ARTICLE VIII           SHARE AWARDS

         8.01.         Award...................................... 19
         8.02.         Vesting.................................... 19
         8.03.         Performance Objectives..................... 19
         8.04.         Employee Status............................ 20
         8.05.         Change of Control.......................... 20
         8.06.         Shareholder Rights......................... 20

ARTICLE IX             PERFORMANCE SHARE AWARDS................... 21

         9.01.         Award...................................... 21




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         9.02.         Earning the Award.......................... 21
         9.03.         Payment.................................... 22
         9.04.         Shareholder Rights......................... 22
         9.05.         Nontransferability......................... 22
         9.06.         Transferable Performance Shares............ 23
         9.07.         Employee Status............................ 23
         9.08.         Change of Control.......................... 23

ARTICLE X              INCENTIVE AWARDS

         10.01.        Award...................................... 24
         10.02.        Terms and Conditions....................... 24
         10.03.        Nontransferability......................... 25
         10.04.        Transferable Incentive Awards.............. 25
         10.05.        Employee Status............................ 25
         10.06.        Change of Control.......................... 26
         10.07.        Shareholder Rights......................... 26

ARTICLE XI             INDEMNIFICATION............................ 26

ARTICLE XII            ADJUSTMENT UPON CHANGE IN SHARES........... 27

ARTICLE XIII           COMPLIANCE WITH LAW AND
                       APPROVAL OF REGULATORY BODIES.............. 28

ARTICLE XIV            GENERAL PROVISIONS

         14.01.        Effect on Employment and Service........... 29
         14.02.        Unfunded Plan.............................. 29
         14.03.        Rules of Construction...................... 30

ARTICLE XV             AMENDMENT.................................. 30

ARTICLE XVI            DURATION OF PLAN........................... 31

ARTICLE XVII           EFFECTIVE DATE OF PLAN..................... 31




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                              INNKEEPERS USA TRUST
                            1994 SHARE INCENTIVE PLAN

                                    ARTICLE I

                                   DEFINITIONS

1.01. ACQUIRING PERSON means that a Person, considered alone or together with all Control Affiliates and Associates of that Person, is or becomes directly or indirectly the beneficial owner of securities representing at least thirty percent (30%) of the Company's then outstanding securities entitled to vote generally in the election of the Board.

1.02. ADMINISTRATOR means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

1.03. AFFILIATE means any "subsidiary" or "parent" corporation (within the meaning of Section 424 of the Code) of the Company.

1.04. AGREEMENT means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Share Award, an award of Performance Shares, an Incentive Award or an Option or SAR granted to such Participant.

1.05. ASSOCIATE, with respect to any Person, is defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as amended as of January 1, 1990. An Associate does not include the Company or a majority-owned subsidiary of the Company.

1.06.    BOARD means the Board of Trustees of the Company.




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1.07.    CAUSE, with respect to a Participant, means (i) "Cause" as defined in an Agreement with the Participant; or, if the Agreement does not contain a definition of "Cause", (ii) "Cause" as defined in the employment agreement, as in effect from time to time, between the Company and the Participant; or, if the agreement described in subsection (ii) does not contain a definition of "Cause" or there is no such agreement, (iii) "Cause" as defined in the employment agreement, as in effect from time to time, between the Company and the Company's Chief Executive Officer; or, if the agreement described in subsection (iii) does not contain a definition of "Cause" or there is no such agreement, (iv) Participant's being convicted of a felony involving theft, embezzlement or misappropriation of the Company's property.

1.08. CHANGE OF CONTROL means that (i) a Person is or becomes an Acquiring Person; (ii) a Person enters into an agreement that would result in that Person's becoming an Acquiring Person; (iii) the Company enters into any agreement with a Person that involves the transfer of at least fifty percent (50%) of the Company's total assets on a consolidated basis, as reported in the Company's consolidated financial statements filed with the Securities and Exchange Commission; (iv) the Company enters into any agreement to merge or consolidate the Company or to effect a statutory share exchange with another Person, regardless of whether the Company is intended to be the surviving or resulting entity after the merger, consolidation, or statutory share exchange; or (v) the Continuing Trustees cease for any reason to constitute a majority of the Board.




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1.09.    CODE means the Internal Revenue Code of 1986, and any amendments thereto.

1.10.    COMMITTEE means the Compensation Committee of the Board.

1.11.    COMPANY means Innkeepers USA Trust.

1.12. CONTINUING TRUSTEE means any member of the Board, while a member of the Board and (i) who was a member of the Board prior to March 1, 1997 or (ii) whose nomination for or election to the Board was recommended or approved by a majority of the Continuing Trustees.

1.13. CONTROL AFFILIATE, with respect to any Person, means an affiliate as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as amended as of January 1, 1990.

1.14. CONTROL CHANGE DATE means the date on which a Change of Control occurs. If a Change of Control occurs on account of a series of transactions, the "Control Change Date" is the date of the last of such transactions.

1.15. CORRESPONDING SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.16. DISABILITY, with respect to a Participant, means a complete physical or mental inability, confirmed by an independent licensed physician, to perform substantially all of the services required by the Participant's employment contract or required of an employee with Participant's job description immediately before



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Participant first became unable to perform those services, that continues for a period of 240 consecutive days.

1.17. DIVIDEND EQUIVALENT RIGHT PERFORMANCE MEASURES shall mean those measures of the Company's, an Affiliate's or a Participant's performance over the Dividend Equivalent Right Performance Period established by the Administrator with respect to a particular Performance Award. If no Dividend Equivalent Right Performance Measures are specified in an Agreement that provides for a Performance Award, then Dividend Equivalent Right Performance Measures shall mean achievement of a fifteen percent (15%) annual compounded increase in the fair market value of an investment in Shares during the Dividend Equivalent Right Performance Period, assuming all dividends payable with respect to such investment are reinvested in Shares.

1.18. DIVIDEND EQUIVALENT RIGHT PERFORMANCE PERIOD shall mean the period in which Dividend Equivalent Right Performance Measures are measured that is established by the Administrator with respect to a particular Performance Award. If no Dividend Equivalent Right Performance Period is specified in an Agreement that provides for a Performance Award, then Dividend Equivalent Right Performance Period shall mean the five year period beginning on the later of the date of grant of the Option to which the Performance Award relates or the date of grant of the Performance Award; provided, however, that, in the absence of contrary provisions in an Agreement, a Dividend Equivalent Right Performance Period shall end on the earliest of (i) a Control Change Date or (ii) with respect to a Participant to whom a




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Performance Award has been granted, the date that such Participant's employment with the Company terminates due to his death or Disability or is terminated by the Company without Cause.

1.19. EXCHANGE ACT means the Securities Exchange Act of 1934, as amended and as in effect from time to time.

1.20. FAIR MARKET VALUE means, on any given date, the closing price of a Share as reported on the New York Stock Exchange composite tape on such date, or if the Shares were not traded on the New York Stock Exchange on such date, then on the next preceding day that the Shares were traded on such exchange, all as reported by such source as the Administrator may select.

1.21.    INCENTIVE AWARD means an award which, subject to such terms and conditions as may be prescribed by the Administrator, entitles the Participant to receive a cash payment from the Company or an Affiliate.

1.22. INITIAL VALUE means, with respect to an SAR, the Fair Market Value of one Share on the date of grant.

1.23. OPTION means a share option that entitles the holder to purchase from the Company a stated number of Shares at the price set forth in an Agreement. In the discretion of the Administrator and if provided in an Agreement, an Option may include a Performance Award.

1.24. PARTICIPANT means an employee of the Company or an Affiliate, including an employee who is a member of the Board, who satisfies the requirements of
Article IV and is selected by the Administrator to receive a Share Award, an award of




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Performance Shares, an Option, an SAR, an Incentive Award or a combination thereof.

1.25. PERFORMANCE AWARD means the right, awarded in tandem with a newly granted or outstanding Option, to receive a cash payment for all dividends that would have been paid on each Share for which the related Option is exercised, without interest or compounding, during the period from the date of grant of the Option (or, if later, that date of grant of the Performance Award) through the date that the Option is exercised for such Share, had such Share been outstanding throughout that period. A Performance Award will be earned only if the Dividend Equivalent Performance Measures have been satisfied for the Dividend Equivalent Right Performance Period and only if Participant is employed on the day preceding the last day of the Dividend Equivalent Right Performance Period.

1.26. PERFORMANCE SHARES means an award, in the amount determined by the Administrator and specified in an Agreement, stated with reference to a specified number of Shares, that in accordance with the terms of an Agreement entitles the holder to receive a cash payment or Shares or a combination thereof. In the discretion of the Administrator, a Performance Share award may include the right to receive an additional payment for all dividends that would have been paid on each specified Share, without interest or compounding, from the date of grant through the date of settlement of the Performance Share award. A Participant will be entitled to such a payment only if the performance criteria that must be satisfied for the Performance Share award to be earned are met and only to the extent the award is settled in Shares.




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1.27.    PERSON means any human being, firm, corporation, partnership, or other entity. Person also includes any human being, firm, corporation, partnership, or other entity as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, as amended as of January 1, 1990. The term Person does not include the Company or any Related Entity, and the term Person does not include any employee-benefit plan maintained by the Company or by any Related Entity, and any person or entity organized, appointed, or established by the Company or by any subsidiary for or pursuant to the terms of any such employee-benefit plan, unless the Board determines that such an employee- benefit plan or such person or entity is a Person.

1.28.    PLAN means the Innkeepers USA Trust 1994 Share Incentive Plan.

1.29. RELATED ENTITY means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Code Section 1563(a), 414(b) or 414(c).

1.30. SAR means a Share appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Administrator and specified in an Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Initial Value. References to "SARs" include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.31.    SHARE AWARD means Shares awarded to a Participant under Article VIII.




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1.32.    SHARES means the common shares of the Company.

                                   ARTICLE II

                                    PURPOSES

         The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code ("incentive share options") and Options not so qualifying, and the grant of SARs, Share Awards, Performance Awards, Performance Shares and Incentive Awards. No Option that is intended to be an incentive share option shall be invalid for failure to qualify as an incentive share option. The proceeds received by the Company from the sale of Shares pursuant to this Plan shall be used for general corporate purposes.



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                                   ARTICLE III

                                 ADMINISTRATION

         The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Share Awards, Performance Awards, Performance Shares, Incentive Awards, Options and SARs upon such terms (not inconsistent with the provisions of this Plan), as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan), on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Share Award, a Performance Award, an award of Performance Shares or an Incentive Award. Notwithstanding any such conditions, the Administrator may, in its discretion, (i) accelerate the time at which any Option or SAR may be exercised, or the time at which a Share Award may become transferable or nonforfeitable or the time at which an Incentive Award or award of Performance Shares may be settled or (ii) suspend the forfeiture of any award made under this Plan. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall


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be final and conclusive. Neither the Administrator nor any member of the
Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Performance Award, Share Award, Incentive Award or award of Performance Shares. All expenses of administering this Plan shall be borne by the Company.

         The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee's authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

                                   ARTICLE IV

                                   ELIGIBILITY

         Any employee of the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan), is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an Affiliate. Trustees of the Company who are employees of the Company or an Affiliate may be selected to participate in this Plan.



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                                    ARTICLE V

                             SHARES SUBJECT TO PLAN

5.01. SHARES ISSUED. Upon the award of Shares pursuant to a Share Award or in settlement of an award of Performance Shares, the Company may issue Shares from its authorized but unissued Shares. Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), Shares from its authorized but unissued Shares.

5.02. AGGREGATE LIMIT. The maximum aggregate number of Shares that may be issued under this Plan pursuant to the exercise of SARs and Options and the grant of Share Awards and the settlement of Performance Shares is 2,700,000 Shares. The maximum aggregate number of Shares that may be issued under this Plan as Share Awards and in settlement of Performance Shares is 900,000 Shares. The maximum aggregate number of Shares that may be issued under this Plan and the maximum number of Shares that may be issued as Share Awards and in settlement of Performance Shares shall be subject to adjustment as provided in
Article XII.

5.03. REALLOCATION OF SHARES. If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a Corresponding SAR that is settled with Shares, the number of Shares allocated to the Option or portion thereof may be reallocated to other Options, SARs, Performance Shares and Share Awards to be granted under this Plan. If an SAR is terminated, in whole or in part, for any




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reason other than its exercise that is settled with Shares or the exercise of a related Option, the number of Shares allocated to the SAR or portion thereof may be reallocated to other Options, SARs, Performance Shares and Share Awards to be granted under this Plan. If an award of Performance Shares is terminated, in whole or in part, for any reason other than its settlement with Shares, the number of Shares allocated to the Performance Shares or portion thereof may be reallocated to other Options, SARs, Performance Shares and Share Awards to be granted under this Plan. If a Share Award is forfeited, in whole or in part, for any reason, the number of Shares allocated to the Share Award or portion thereof may be reallocated to other Options, SARs, Performance Shares and Share Awards to be granted under this Plan.

                                   ARTICLE VI

                                     OPTIONS

6.01. AWARD. In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Option is to be granted and will specify the number of Shares covered by such awards; provided, however, that no individual may be granted Options in any calendar year covering more than 750,000 Shares.

6.02. OPTION PRICE. The price per share for Shares purchased on the exercise of an Option shall be determined by the Administrator on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted.

6.03. MAXIMUM OPTION PERIOD. The maximum period in which an Option may be exercised shall be determined by the Administrator on the date of grant, except that




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no Option that is an incentive share option shall be exercisable after the expiration of ten years from the date such Option was granted. The terms of any Option that is an incentive share option may provide that it is exercisable for a period less than such maximum period.

6.04. NONTRANSFERABILITY. Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05. TRANSFERABLE OPTIONS. Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive share option may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an Option transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer




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the Option except by will or the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

6.06.    EMPLOYEE STATUS. For purposes of determining the applicability of
Section 422 of the Code (relating to incentive share options), or in the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

6.07. EXERCISE. Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that incentive share options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for Shares having a Fair Market Value (determined as of the date an Option is granted) exceeding $100,000. An Option granted under this Plan may be exercised with respect to any number of whole Shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining Shares subject to the Option. The




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exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of Shares with respect to which the Option is exercised.

6.08. PAYMENT. Subject to rules established by the Administrator and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, a cash equivalent acceptable to the Administrator, or with Shares which have been owned by the Participant for at least six months and which have not been used for another exercise during the prior six months. If Shares are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the Shares surrendered must not be less than the Option price of the Shares for which the Option is being exercised.

6.09. PERFORMANCE AWARDS. If an Option Agreement includes a Performance Award, the Participant shall be entitled to the payment (if any) that is due thereunder within 30 days after the later of: (i) with respect to each Share for which the Option is exercised, the date the Option is exercised for such Shares, and (ii) the last day of the applicable Dividend Equivalent Right Performance Period.

6.10. CHANGE OF CONTROL. Section 6.07 to the contrary notwithstanding, each outstanding Option shall be fully exercisable (in whole or in part at the discretion of the holder) on and after a Control Change Date.

6.11. SHAREHOLDER RIGHTS. No Participant shall have any rights as a shareholder with respect to Shares subject to his Option until the date of exercise of such Option.




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6.12.    DISPOSITION OF SHARES. A Participant shall notify the Company of any sale or other disposition of Shares acquired pursuant to an Option that was an incentive share option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of Shares to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

                                   ARTICLE VII

                                      SARS

7.01. AWARD. In accordance with the provisions of Article IV, the Administrator will designate each individual to whom SARs are to be granted and will specify the number of Shares covered by such awards; provided, however, that no individual may be granted SARs in any calendar year covering more than 750,000 Shares. For purposes of the preceding sentence, an Option and Corresponding SAR shall be treated as a single award. In addition no Participant may be granted Corresponding SARs (under all incentive share option plans of the Company and its Affiliates) that are related to incentive share options which are first exercisable in any calendar year for Shares having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

7.02. MAXIMUM SAR PERIOD. The term of each SAR shall be determined by the Administrator on the date of grant, except that no Corresponding SAR that is related




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to an incentive share option shall have a term of more than ten years from the date such related Option was granted. The terms of any Corresponding SAR that is related to an incentive share option may provide that it has a term that is less than such maximum period.

7.03. NONTRANSFERABILITY. Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities. During the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04. TRANSFERABLE SARS. Section 7.03 to the contrary notwithstanding, if the Agreement provides, an SAR, other than a Corresponding SAR that is related to an incentive share option, may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an SAR transferred pursuant to this Section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the SAR except by will or the laws of descent and distribution. In the event of any transfer of a Corresponding SAR (by the Participant




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

or his transferee), the Corresponding SAR and the related Option must be transferred to the same person or person or entity or entities.

7.05. EXERCISE. Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR that is related to an incentive share option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An SAR granted under this Plan may be exercised with respect to any number of whole Shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining Shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of Shares with respect to which the SAR is exercised.

7.06 CHANGE OF CONTROL. Section 7.05 to the contrary notwithstanding, each outstanding SAR shall be fully exercisable (in whole or in part at the discretion of the holder) on and after a Control Change Date.

7.07. EMPLOYEE STATUS. If the terms of any SAR provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment.

7.08. SETTLEMENT. At the Administrator's discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares, or a combination of cash and Shares. No fractional Share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

7.09. SHAREHOLDER RIGHTS. No Participant shall, as a result of receiving an SAR award, have any rights as a shareholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Shares.

                                  ARTICLE VIII

                                  SHARE AWARDS

8.01. AWARD. In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a Share Award is to be made and will specify the number of Shares covered by such awards; provided, however, that no Participant may receive Share Awards in any calendar year for more than 150,000 Shares.

8.02. VESTING. The Administrator, on the date of the award, may prescribe that a Participant's rights in a Share Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement.

8.03. PERFORMANCE OBJECTIVES. In accordance with Section 8.02, the Administrator may prescribe that Share Awards will become vested or transferable or both based on objectives stated with respect to the Company's return on equity, total earnings, earnings per Share, earnings growth, return on capital, return on assets, Fair Market Value, Share price appreciation, funds from operations growth, or such other measures as may be selected by the Administrator. If the Administrator, on the date of award, prescribes that a Share Award shall become nonforfeitable and transferable only upon the attainment of performance objectives, the Shares subject to such Share Award shall become nonforfeitable and transferable only to the extent that the Administrator certifies that such objectives have been achieved.

8.04. EMPLOYEE STATUS. In the event that the terms of any Share Award provide that Shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

8.05. CHANGE OF CONTROL. Sections 8.02, 8.03 and 8.04 to the contrary notwithstanding, each outstanding Share Award shall be transferable and nonforfeitable on and after a Control Change Date.

8.06. SHAREHOLDER RIGHTS. Prior to their forfeiture (in accordance with the applicable Agreement and while the Shares granted pursuant to the Share Award may be forfeited or are nontransferable), a Participant will have all rights of a shareholder with respect to a Share Award, including the right to receive dividends and vote the Shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of Shares granted pursuant to a Share Award, (ii) the Company shall retain custody of the certificates evidencing Shares granted pursuant to a Share Award, and (iii) the Participant will deliver to the Company a Share power, endorsed in blank, with respect to each Share Award. The limitations set forth in the preceding sentence shall not apply after the Shares granted under the Share Award are transferable and are no longer forfeitable.

                                   ARTICLE IX

                            PERFORMANCE SHARE AWARDS

9.01. AWARD. In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an award of Performance Shares is to be made and will specify the number of Shares covered by such awards; provided, however, that no Participant may receive an award of Performance Shares in any calendar year for more than 150,000 Shares.

9.02. EARNING THE AWARD. The Administrator, on the date of the grant of an award, shall prescribe that the Performance Shares, or portion thereof, will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Shares, only upon the satisfaction of performance objectives and such other criteria as may be prescribed by the Administrator during a performance measurement period of at least one year. The performance objectives may be stated with respect to the Company's return on equity, total earnings, earnings per Share, earnings growth, return on capital, return on assets, Fair Market Value, Share price appreciation, funds from operations growth, or such other measures as may be selected by the Administrator. No payments will be made with respect to Performance Shares unless, and then only to the extent that, the Administrator certifies that such objectives have been achieved.

9.03. PAYMENT. In the discretion of the Administrator, the amount payable when an award of Performance Shares is earned may be settled in cash, by the issuance of Shares or a combination thereof. A Participant's rights in any Shares issued in settlement of a Performance Share award may be forfeited or otherwise restricted for a period of time or subject to such conditions as the Administrator may prescribe. A fractional Share shall not be deliverable when an award of Performance Shares is earned, but a cash payment will be made in lieu thereof.

9.04. SHAREHOLDER RIGHTS. No Participant shall, as a result of receiving an award of Performance Shares, have any rights as a shareholder until and to the extent that the award of Performance Shares is earned and settled in Shares. If the Agreement so provides, a Participant may receive a cash payment equal to the dividends that are payable with respect to the number of Shares covered by the award between the date the Performance Shares are awarded and the date Shares are issued pursuant to the Performance Share award. After an award of Performance Shares is earned and settled in Shares, a Participant will have all the rights of a shareholder as described in Section 8.06.

9.05. NONTRANSFERABILITY. Except as provided in Section 9.06, Performance Shares granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in any Performance Shares shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

9.06. TRANSFERABLE PERFORMANCE SHARES. Section 9.05 to the contrary notwithstanding, if the Agreement provides, an award of Performance Shares may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of Performance Shares transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Performance Shares during the period that they were held by the Participant; provided, however that such transferee may not transfer Performance Shares except by will or the laws of descent and distribution.

9.07. EMPLOYEE STATUS. In the event that the terms of any Performance Share Award provide that no payment will be made unless the Participant completes a stated period of employment, the Administrator may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

9.08. CHANGE OF CONTROL. Sections 9.02 to the contrary notwithstanding, on and after a Control Change Date, each outstanding Performance Share award shall be earned as of a Control Change Date. To the extent the Agreement provides that the Performance Share award will be settled with Shares, such Shares shall be nonforfeitable and transferable as of the Control Change Date.

                                    ARTICLE X

                                INCENTIVE AWARDS

10.01. AWARD. The Administrator shall designate Participants to whom Incentive Awards are made. All Incentive Awards shall be finally determined exclusively by the Administrator under the procedures established by the Administrator; provided, however, that no Participant may receive an Incentive Award payment in any calendar year that exceeds the lesser of (i) $300,000 and (ii) 150% of the Participant's base salary (prior to any salary reduction or deferral elections) as of the date of grant of the Incentive Award.

10.02. TERMS AND CONDITIONS. The Administrator, at the time an Incentive Award is made, shall specify the terms and conditions which govern the award. Such terms and conditions shall prescribe that the Incentive Award shall be earned only upon, and to the extent that, performance objectives are satisfied. The performance objectives may be stated with respect to the Company's return on equity, total earnings, earnings per Share, earnings growth, return on capital, return on assets, Fair Market Value, Share price appreciation, funds from operations growth, or such other measures as may be selected by the Administrator. Such terms and conditions also may include other limitations on the payment of Incentive Awards including, by way of example and not of limitation, requirements that the Participant complete a specified period of employment with the Company or an Affiliate. The Administrator, at the time an Incentive Award is made, shall also specify when amounts shall be payable under the Incentive Award and whether amounts shall be payable in the event of the Participant's death, disability, or retirement.

10.03. NONTRANSFERABILITY. Except as provided in Section 10.04, Incentive Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

10.04. TRANSFERABLE INCENTIVE AWARDS. Section 10.03 to the contrary notwithstanding, if provided in an Agreement, an Incentive Award may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or to a partnership in which such family members are the only partners, on such terms and conditions as may be permitted by Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an Incentive Award transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Incentive Award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Incentive Award except by will or the laws of descent and distribution.

10.05. EMPLOYEE STATUS. If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment.

10.06. CHANGE OF CONTROL. Section 10.02 to the contrary notwithstanding, any Incentive Award shall be earned in its entirety as of a Control Change Date.

10.07. SHAREHOLDER RIGHTS. No Participant shall, as a result of receiving an Incentive Award, have any rights as a shareholder of the Company or any Affiliate on account of such award.

                                   ARTICLE XI

                                 INDEMNIFICATION

         A Participant shall be entitled to a payment under this Article XI if
(a) any benefit, payment, accelerated exercisability or vesting or other right under this Plan constitutes a "parachute payment" (as defined in Code Section 280G(b)(2)(A), but without regard to Code Section 280G(b)(2)(A)(ii)), with respect to such Participant and (b) the Participant incurs a liability under Code Section 4999. The amount payable to a Participant described in the preceding sentence shall be the amount required to indemnify the Participant and hold him harmless from the application of

Code Sections 280G and 4999. To effect this indemnification, the Company must pay such Participant an amount sufficient to pay the excise tax imposed on Participant under Code Section 4999 with respect to benefits, payments, accelerated exercisability and vesting and other rights under this Plan and any other plan or agreement, and any income, employment, hospitalization, excise or other taxes attributable to the indemnification payment. The benefit payable under this Article XI shall be paid in a single cash sum not later than twenty days after the date (or extended filing date) on which the tax return reflecting liability for the Code Section 4999 excise tax is required to be filed with the Internal Revenue Service.

                                   ARTICLE XII

                        ADJUSTMENT UPON CHANGE IN SHARES

         The maximum number of Shares as to which Options, SARs, Performance Shares and Share Awards may be granted under this Plan, the terms of outstanding Share Awards, Options, Performance Shares, Incentive Awards, and SARs, and the per individual limitations on the number of Shares or for which Options, SARs, Performance Shares, and Share Awards may be granted shall be adjusted as the Committee shall determine to be equitably required in the event that (i) the Company (a) effects one or more Share dividends, Share split-ups, subdivisions or consolidations of shares or (b) engages in a transaction to which Section 424 of the Code applies or (ii) there occurs any other event which, in the judgment of the

Committee necessitates such action. Any determination made under this Article XI by the Committee shall be final and conclusive.

         The issuance by the Company of shares of any class, or securities convertible into shares of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, SARs, Performance Shares and Share Awards may be granted, the per individual limitations on the number of Shares for which Options, SARs, Performance Shares and Share Awards may be granted or the terms of outstanding Share Awards, Options, Performance Shares, Incentive Awards or SARs.

         The Committee may make Share Awards and may grant Options, SARs, Performance Shares, and Incentive Awards in substitution for performance shares, phantom shares, share awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XII. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Share Awards or Option, SAR, Performance Shares or Incentive Award grants shall be as the Committee, in its discretion, determines is appropriate.

                                  ARTICLE XIII

                             COMPLIANCE WITH LAW AND
                          APPROVAL OF REGULATORY BODIES

         No Option or SAR shall be exercisable, no Shares shall be issued, no certificates for Shares shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Shares when a Share Award is granted, a Performance Share is settled or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Share Award or Performance Share shall be granted, no Shares shall be issued, no certificate for Shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

                                   ARTICLE XIV

                               GENERAL PROVISIONS

14.01. EFFECT ON EMPLOYMENT AND SERVICE. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

14.02. UNFUNDED PLAN. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

14.03. RULES OF CONSTRUCTION. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

                                   ARTICLE XV

                                    AMENDMENT

         The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of Shares that may be issued under the Plan or (ii) the amendment changes the class of individuals eligible to become Participants. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any outstanding Share Award, Performance Share Award, Option, SAR, Performance Award or Incentive Award outstanding at the time such amendment is made.

                                   ARTICLE XVI

                                DURATION OF PLAN

         No Share Award, Performance Share Award, Option, SAR, Performance Award or Incentive Award may be granted under this Plan after December 31, 2006. Share Awards, Performance Share awards, Options, SARs, Performance Awards and Incentive Awards granted before that date shall remain valid in accordance with their terms.

                                  ARTICLE XVII

                             EFFECTIVE DATE OF PLAN

         Options, SARs, Performance Awards, Share Awards, Performance Shares and Incentive Awards may be granted under this Plan upon its adoption by the Board; provided that, unless this Plan is approved by a majority of the votes cast by the Company's shareholders, voting either in person or by proxy, at a duly held shareholders' meeting at which a quorum is present, (i) no Option granted on or after February 3, 1997 shall be exercisable or effective to the extent its grant would cause the maximum aggregate number of Shares issuable hereunder to exceed 800,000, and (ii) no SAR, Share Award, Performance Award, Performance Shares or Incentive Award granted on or after February 3, 1997 shall be exercisable or effective.

                 AMENDMENTS APPROVED AT 2000 SHAREHOLDER MEETING

               PROPOSAL TWO -- AMENDMENT OF 1994 PLAN TO INCREASE

             NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN

         GENERAL. The Board of Trustees is proposing for approval by Shareholders an amendment to the 1994 Plan to increase the number of Common Shares issuable under the 1994 Plan. The Board believes that the amendment further the Board's philosophy of closely aligning the interests of the Company's shareholders and management and using incentive based compensation to encourage and reward performance. The amendment will permit the Company to continue to emphasize compensation with a value directly tied to Company goals and performance. The Board of Trustees believes that the amendment to the 1994 Plan will enable the Company to maintain a total compensation program which combines salary, bonuses and long-term share incentive awards to encourage management strategies and action that will continue to build shareholder value. For these reasons, the Company recommends a vote FOR Proposal Two.

         As amended, the 1994 Plan will provide that a maximum of 3,700,000 Common Shares may be issued, up to 1,200,000 of which may be issued as restricted share awards and in settlement of performance shares. As currently in effect, the maximum number of Common Shares that may be issued is 2,700,000, up to 900,000 of which may be issued as restricted share awards and in settlement of performance shares.

         The following paragraphs summarize the principal features of the 1994 Plan. This summary is subject, in all respects, to the terms of the 1994 Plan. The Company will provide promptly, upon request and without charge, a copy of the full text of the 1994 Plan to each person to whom a copy of this proxy statement is delivered. Requests should be directed to Investor Relations, 306 Royal Poinciana Plaza, Palm Beach, Florida 33480. The Company's telephone number is (561) 835-1800. The Company's Investor Relations department may also be contacted through the Company's website at www.innkeepersusa.com

         ADMINISTRATION. The 1994 Plan is administered by the Compensation Committee, although the Compensation Committee may delegate its authority and responsibilities under the 1994 Plan to one or more officers of the Company. The Compensation Committee may not, however, delegate its authority with respect to grants and awards to individuals subject to Section 16 of the Securities Exchange Act of 1934. As used in this summary, the term "Administrator" means the Compensation Committee or its delegate, as appropriate. The Administrator generally has the authority, within limitations described in the 1994 Plan, (i) to establish rules and policies concerning the 1994 Plan, (ii) to determine the persons to whom share options, share appreciation rights ("SARs"), restricted Common Shares, cash incentive awards and performance shares may be granted,
(iii) to fix the number of Common Shares to be covered by each award and the value of incentive awards, and (iv) to set the terms of each award. Each type of award is described below.

         ELIGIBILITY. Each employee of the Company, or an Affiliate (as defined in the 1994 Plan), including an employee who is a member of the Board, is eligible to participate in the 1994 Plan. The Administrator selects the individuals who will participate in the 1994 Plan ("Participants") but no person may participate in the 1994 Plan while he is a member of the Compensation Committee. Under the 1994 Plan, no Participant may be granted, in any calendar year, options for more than 750,000 Common Shares or SARs for more than 750,000 Common Shares. Options granted with related SARs shall be treated as a single award for purposes of applying the limitation in the preceding sentence. Also, under the 1994 Plan, no Participant may be granted, in any calendar year, an award of more than 150,000 restricted shares or an award of more than 150,000 performance shares. In addition, no Participant may receive a cash incentive award payment in any calendar year that exceeds the lesser of (i) $300,000 and
(ii) 150% of the Participant's base salary (prior to any salary reduction or deferral election) as of the date of grant of the incentive award.

         OPTIONS. Options granted under the 1994 Plan may be incentive share options ("ISOs") or nonqualified options. An option entitles a Participant to purchase Common Shares from the Company at the option price. The option price may be paid in cash, with Common Shares, or with a combination of cash and Common Shares. The option price is fixed by the Administrator at the time the option is granted, but the price cannot be less than the shares' fair market value on the date of grant. No Participant may be granted ISOs or related SARs (under all incentive share option plans of the Company and its affiliates) which are first exercisable in any calendar year for shares having an aggregate fair market value (determined as of the date the ISO was granted) that exceeds $100,000. The term of an ISO cannot exceed ten years.

         The Administrator may also grant performance based dividend equivalent rights ("Performance Awards") in tandem with newly granted or outstanding options. A Performance Award entitles a Participant to receive a cash payment for all dividends that would have been paid on each Common Share for which the related option is exercised, during the period from the date of grant of the option (or, if later, the date of grant of the Performance Award) through the exercise date or dates of the option, had each such Common Share been held by the Participant throughout that period. A Performance Award will vest only if the performance measures designated by the Administrator are satisfied for the period designated by the Administrator. In the absence of any such designation,
(i) the performance period will be the five year period beginning on the date of grant; provided, however, that the performance period will end on such earlier date on which (a) a Change of Control (as defined below) occurs, (b) the Participant's employment is terminated by the Company without cause or (c) the Participant's employment ceases due to death or disability, and (ii) the measure of performance will be achievement of a 15% annual compounded increase in the fair market value of an investment in Common Shares during the performance period, assuming all dividends paid are reinvested in Common Shares. Settlement of a Performance Award will be made on the last day of the performance period or, if later, the exercise date or dates of the option, provided that a Participant is an employee of the Company at the end of the performance period.

         If provided in the option agreement, the Administrator may grant nonqualified share options that are transferable to a Participant's spouse, children or grandchildren, to trusts for the benefit of such persons, or to partnerships in which those persons are the only partners, on such terms and conditions as may be permitted under Securities and Exchange Commission Rule 16b-3 from time to time. The option will continue to be subject to the same terms and conditions following the transfer, and no such transferee may transfer the option other than by will or the laws of descent and distribution. An option and any Corresponding SAR (defined below) that relates to the option must be transferred to the same persons or entities.

         SARS. SARs may be granted under the 1994 Plan in relation to option grants ("Corresponding SARs") or independently of option grants. The difference between these two types of SARs is that to exercise a Corresponding SAR, the Participant must surrender unexercised that portion of the option to which the Corresponding SAR relates. SARs entitle the Participant to receive a payment based on a formula determined by the Administrator and set forth in an agreement with the Participant. In the absence of such a determination, the Participant is entitled to receive the excess of the fair market value of a Common Share on the date of exercise over the initial value of the SAR. The initial value of an SAR that is granted independently of an option is the fair market value of a Common Share on the date of grant. The initial value of a Corresponding SAR is the option price per share of the related option. The amount payable upon the exercise of an SAR may be paid in cash, Common Shares, or a combination of the two. If the 1994 Plan amendments are approved, and if provided in the SAR agreement, the Administrator may also grant SARs that are transferable, subject to the same general conditions described above under "Options."

         RESTRICTED SHARE AWARDS. Under the 1994 Plan, Participants may be awarded restricted shares. A Participant's rights in a restricted share award are nontransferable or forfeitable or both unless certain conditions prescribed by the Administrator, in its discretion, are satisfied. These conditions may include, for example, a requirement that the Participant continue employment with the Company for a specified period or that the Company or the Participant achieve stated, performance-related objectives such as earnings per share, fair market value, return on assets, the Company's return on equity, total earnings, earnings growth, return on capital, Common Share price appreciation, funds from operations growth, or other objectives. In cases where conditions on vesting are performance-related, the vesting period shall be one year. In all other cases, vesting will not occur sooner than three years after the award date. These minimum vesting periods apply to restricted share awards granted after June 19, 1997; except that the Company may grant restricted share awards for up to ten percent of the aggregate number of shares authorized under the 1994 Plan that do not contain the minimum vesting periods.

         PERFORMANCE SHARE AWARDS. The 1994 Plan also provides for the award of performance shares. A performance share award entitles the Participant to receive a payment equal to the fair market value of a specified number of Common Shares if certain standards are met. The Administrator prescribes the requirements that must be satisfied before a performance share award is earned. Those standards may be based on the fair market value of the Common Shares, return on assets, earnings per share, the Company's return on equity, total earnings, earnings growth, return on capital, Common Share price appreciation, funds from operations growth, or other objectives. To the extent that performance shares are earned, the obligation may be settled in cash, in Common Shares (including restricted shares), or by a combination of the two. The period in which performance is measured must be at least one year. The Administrator may also award performance shares that include dividend equivalent rights. The rights will entitle a Participant to receive a cash payment for accumulated dividends that would have been paid during the period described in the following sentence, without interest or compounding, on the number of Common Shares for which the performance share award is settled. The payment is determined over the period from the date of grant through the date of settlement of the performance share award, and is paid only to the extent that the performance criteria which must be satisfied for the performance share award to be earned are met. If provided in the performance shares agreement, the Administrator may also grant performance shares that are transferable, subject to the same general conditions described above under "Options."

         INCENTIVE AWARDS. A Participant may also receive a cash incentive award that will be earned if stated performance objectives and any other conditions prescribed by the Administrator are met. Performance objectives may be stated with respect to the Company's return on equity, total earnings, earnings growth, return on capital, Common Share price appreciation, funds from operations growth or other measures that the Administrator selects. The Administrator may also provide in an incentive award agreement that the award is transferable, subject to the same general conditions described above under "Options."

         CHANGE OF CONTROL AND OTHER ACCELERATION EVENTS. All options, SARs, share awards, performance shares and incentive awards, including outstanding awards, will be exercisable, vested or earned upon a "Change of Control" of the Company (as defined below). In addition, in the event a Participant incurs an excise tax under Code section 4999, and any payment under the 1994 Plan is deemed a "parachute payment" under that Code section, the Company will indemnify the Participant for his excise tax liability, including additional excise, income and employment taxes incurred as a result of the initial indemnification payment. Under the amended 1994 Plan, "Change of Control" means the occurrence of one of the following events: (i) any person or entity (other than certain entities related to the Company prior to the occurrence of the Change of Control), together with any associate or affiliate of the person or entity (as those terms are used in Rule 12b-2 under the Securities Exchange Act of 1934) acquires or enters into an agreement for acquisition of beneficial ownership of at least thirty percent (30%) of the Company's then outstanding securities entitled to vote generally in the election of the Board; (ii) the Company enters into any agreement with a person or entity that involves a transfer of at least fifty percent (50%) of the Company's total assets on a consolidated basis, as reported in the Company's consolidated financial statements filed with the Securities and Exchange Commission; (iii) the Company enters into any agreement to merge or consolidate the Company or to effect a statutory share exchange with another entity, regardless of whether the Company is intended to be the surviving or resulting entity after the merger, consolidation or statutory share exchange; or (iv) the Continuing Trustees cease for any reason to constitute a majority of the Board. For this purpose, "Continuing Trustee" means any member of the

Board, while a member of the Board and (i) who was a member of the Board on March 1, 1997 or (ii) whose nomination for or election or appointment to the Board was recommended or approved by a majority of the Continuing Trustees.

         SHARE AUTHORIZATION. All awards made under the 1994 Plan are evidenced by written agreements between the Company and the Participant. A maximum of 2,700,000 Common Shares may be issued under the 1994 Plan as currently in effect. The maximum aggregate number of Common Shares that may be issued currently under the 1994 Plan pursuant to an award of restricted shares and in full or partial settlement of an award of performance shares is 900,000 Common Shares. These share limitations and the terms of outstanding awards will be adjusted, as the Compensation Committee deems appropriate, in the event of a share dividend, share split, combination, reclassification, recapitalization or other similar event. If the 1994 Plan amendments are approved by the Company's shareholders, the maximum number of Common Shares issuable under the 1994 Plan will be increased to 3,700,000. The maximum number of Common Shares issuable as restricted share awards and in full or partial settlement of awards of performance shares will increase to 1,200,000.

         TERMINATION AND AMENDMENT. No option, SAR, share award, performance shares, or incentive award may be granted under the 1994 Plan after December 31, 2006. The Board may amend or terminate the 1994 Plan at any time, but an amendment will not become effective without shareholder approval if the amendment changes the eligibility requirements, increases the maximum number of Common Shares that may be issued, or materially increases the benefits that may be provided to Participants under the 1994 Plan.

         AWARDS. To date, the Company has granted awards under the 1994 Plan covering a total of 2,675,938 Common Shares to executive officers as a group. Of that total, the Company has granted Options to purchase 2,037,500 Common Shares, and has granted restricted share awards for 638,438 Common Shares.

         Except for the foregoing awards and those already outstanding, neither the number of individuals who will be selected to participate in the 1994 Plan nor the type or size of awards that will be approved by the Compensation Committee can be determined.

         FEDERAL INCOME TAXES. The Company has been advised by counsel regarding the federal income tax consequences of the 1994 Plan. No income is recognized by a Participant at the time an option is granted. If the option is an ISO, no income will be recognized upon the Participant's exercise of the option. Income is recognized by a Participant when he disposes of shares acquired under an ISO. The exercise of a nonqualified share option generally is a taxable event that requires the Participant to recognize, as ordinary income, the difference between the shares' fair market value and the option price. No income is recognized upon the grant of an SAR. The exercise of an SAR generally is a taxable event. A Participant generally must recognize income equal to any cash that is paid and the fair market value of Common Shares that are received in settlement of an SAR. A Participant will recognize income on account of a restricted share award on the first day that the shares are either transferable or not subject to a substantial risk of forfeiture. The amount of income recognized by the Participant is equal to the fair market value of the Common Shares received on that date. A Participant will recognize income on account of the settlement of a performance share award. A Participant will recognize income equal to any cash that is paid and the fair market value of Common Shares (on the date that the shares are first transferable or not subject to a substantial risk of forfeiture) that are received in settlement of the award. No income is recognized on the grant of a Performance Award or an incentive award. A Participant will recognize income on settlement of a Performance Award or incentive award equal to the amount of cash for which the award is settled. The employer (either the Company or its Affiliate) will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified option or an SAR, the vesting of a share award and the settlement of a performance share award, a Performance Award, or an incentive award. The amount of the deduction is equal to the ordinary income recognized by the Participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO. The employer may claim a federal income tax deduction on account of certain dispositions of Common Shares acquired upon the exercise of an ISO.

         Unless a shareholder specifies otherwise, each shareholder's shares represented by the enclosed proxy will be voted FOR approval of the amendments to the 1994 Plan.

                   MINUTES OF THE ANNUAL SHAREHOLDERS' MEETING

                                       OF

                              INNKEEPERS USA TRUST

                                   MAY 4, 2000

         The Annual Meeting of Shareholders of Innkeepers USA Trust (the "Company") was called to order at 9:00 a.m., local time, on Thursday, May 4, 2000 at the Courtyard by Marriott, 2440 W. Cypress Creek Road, Ft. Lauderdale, Florida 33309, pursuant to notice of the annual meeting mailed to shareholders on or about March 31, 2000. Jeffrey H. Fisher, Chairman of the Board, served as Chairman of the meeting. Mark A. Murphy was appointed to serve as Secretary of the meeting. Mr. Fisher called the meeting to order and welcomed shareholders and other guests.

         Mr. Murphy, Secretary, reported on mailing of the notice of the meeting and the presence of a quorum. He also reported that a list of shareholders entitled to vote at the meeting had been available at the Company's headquarters for ten days prior to the meeting for examination by any shareholder desiring to do so. A copy of the Notice of the Meeting is filed as a part of these minutes. Mr. Murphy reported that immediately prior to the commencement of the meeting a total of 32,461,873 of the Company's voting common shares were present in person or by proxy. This constitutes approximately 93.6% of the outstanding voting shares of the Company.

         The Chairman then declared a quorum present at the meeting and appointed Mr. Murphy as Inspector of Elections for the meeting. Mr. Fisher thanked the shareholders who returned their proxies.

         The next item of business was the election of two Class III trustees each to serve until the 2003 annual meeting of shareholders or until their successors are duly elected and qualified. The Chairman introduced himself, Thomas J. Crocker and Rolf E. Ruhfus, nominees for Class III trustees. Upon motion from the floor, duly seconded, it was moved that Jeffrey H. Fisher, Thomas J. Crocker and Rolf E. Ruhfus be nominated for election as Class III trustees to serve until the annual meeting of shareholders in 2003. There being no other nominations, the Chairman declared the nominations closed.

         The next item of business was a proposal to amend the 1994 Share Incentive Plan to increase by 1 million the number of shares authorized for issuance under the plan. Upon a motion from the floor, duly seconded, it was moved that the proposed amendment to the 1994 Share Incentive Plan be approved.

         The Chairman then made remarks with respect to the 1999 fiscal year results and other matters. The Chairman also answered questions from the floor. The Chairman asked those shareholders voting in person to mark their ballots.

         The Chairman asked the Inspector of Elections to report on voting. Mr. Murphy reported the following results of balloting: (1) for the election of the Class III trustees (a) 30,936,232 shares were voted in favor of Mr. Jeffrey H. Fisher, and 1,525,649 shares withheld authority to vote for Mr. Fisher, (b) 32,085,913 shares were voted in favor of Mr. Thomas J. Crocker, and 375,959 shares withheld authority to vote for Mr. Crocker and (c) 32,084,439 shares were voted in favor of Mr. Rolf E. Ruhfus, and 377,433 shares withheld authority for Mr. Ruhfus, and (2) with respect to the proposed amendment to the 1994 Share Incentive Plan, 30,516,531 share were voted in favor of the proposed amendment, 1,712,805 shares were voted against the proposed amendment, and 232,535 shares abstained from voting.

         The Chairman then declared that (a) Jeffrey H. Fisher, Thomas J. Crocker and Rolf E. Ruhfus had been elected to serve as Class III trustees until the annual meeting of shareholders in 2003 or until their successors are duly elected and qualified and (b) the proposal to amend the 1994 Share Incentive Plan had been approved by the shareholders.

         There being no further questions, the Chairman thanked shareholders who attended the meeting in person as well as those who submitted their proxies, and declared the meeting to be adjourned.



                                              ----------------------------------
                                                 Jeffrey H. Fisher, Chairman


                                              ----------------------------------
                                                       Mark A. Murphy
                                                  Secretary of the Meeting